SECURITIES AND EXCHANGE COMMISSION
                        WASHINGTON, D.C. 20549

                               FORM 8-K
                            CURRENT REPORT
                   PURSUANT TO SECTION 13 OR 15 (D)
                OF THE SECURITIES EXCHANGE ACT OF 1934

    DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) APRIL 15, 2004
                                                     --------------

                      FRANKLIN ELECTRIC CO., INC.
                      ---------------------------
        (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

           INDIANA                    0-362            35-0827455
           -------                    -----            ----------
(STATE OR OTHER JURISDICTION OF    (COMMISSION      (I.R.S. EMPLOYER
 INCORPORATION OR ORGANIZATION)    FILE NUMBER)    IDENTIFICATION NO.)

        400 EAST SPRING STREET
           BLUFFTON, INDIANA                            46714
           ------------------                           -----
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)              (ZIP CODE)

                           (260) 824-2900
                            -------------
         (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)

Item 7.  Financial Statements, Pro Forma Financial Information and
------------------------------------------------------------------
Exhibits
--------

The following exhibit is furnished pursuant to Item 12: (99) Press Release, dated April 15, 2004 issued by Franklin Electric Co., Inc.

Item 12.  Disclosure of Results of Operations and Financial Condition
---------------------------------------------------------------------

The following information is furnished pursuant to Item 12, "Disclosure of Results of Operations and Financial Condition."

On April 15, 2004, Franklin Electric Co., Inc. issued a press release announcing its first-quarter 2004 earnings. A copy of the press release is attached hereto as Exhibit (99) and hereby incorporated by reference.





                              SIGNATURES
                              ----------



Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                       FRANKLIN ELECTRIC CO., INC.
                                       ---------------------------
                                              (Registrant)




Date April 15, 2004             By  /s/ Gregg C. Sengstack
     ---------------                -------------------------------
                                    Gregg C. Sengstack, Senior Vice
                                    President, Chief Financial
                                    Officer and Secretary (Principal
                                    Financial and Accounting Officer)

Exhibit Index
-------------

EXHIBIT NO. (99) Press release, dated April 15, 2004 issued by
Franklin Electric Co., Inc.

                                                            EXHIBIT 99

ADDITIONAL EXHIBITS

Press Release
-------------

For Immediate Release                          For Further Information
                                          Refer to: Gregg C. Sengstack
                                                          260-824-2900

                      FRANKLIN ELECTRIC COMPANY
                   REPORTS RECORD INCOME AND SALES
                    FOR THE FIRST QUARTER OF 2004

BLUFFTON, INDIANA - APRIL 15, 2004 -- Franklin Electric Co., Inc. (NASDAQ:FELE) reported record first quarter 2004 net income of $5.1 million, an increase of 27 percent from $4.0 million for the same period a year ago. Diluted earnings per share were a first quarter record $0.45, a 25 percent increase from $0.36 for the first quarter of 2003.

In the third quarter of 2003, the Company announced its global manufacturing realignment program. A program that - when substantially complete by the third quarter of 2005 - will result in moving a significant amount of production to lower cost regions of the world as well as a consolidation of certain manufacturing operations. As previously disclosed, the Company projected it will incur approximately $10 million of pre-tax restructuring expenses as this program is implemented between the first quarter of 2004 and the fourth quarter of 2005. These one-time expenses primarily include: severance, relocation, training and the move of equipment. These expenses will be identified quarterly during the implementation period and are reflected as "Restructuring Expenses" in our income statement. Included in the above record results for the first quarter of 2004 are restructuring expenses of $0.6 million pre-tax ($0.4 million after tax).

Sales for 2004 were a first quarter record $80.2 million, an increase of $10.4 million or 15 percent from $69.8 million for the same period a year ago. Foreign currencies, particularly the euro, strengthened relative to the U.S. dollar since the first quarter of 2003. The impact of this change in exchange rates was $3.8 million increase in the Company's reported first quarter 2004 sales from its operations outside of North America compared to the same period in 2003.

Operating earnings in the first quarter of 2004 were a record $8.1 million, up $2.3 million or 39 percent compared to $5.8 million a year ago. The improvement in operating earnings was primarily driven by the record sales and was partially offset by the restructuring expenses discussed above and increased costs of certain commodities used in the manufacture of electric motors.

R. Scott Trumbull, Chairman and Chief Executive Officer, stated, "We are pleased with the broad based strengthening of our operations. Sales increased in essentially all of our end use and geographic markets. Our manufacturing realignment program is on schedule and on budget; and, our new product initiatives are proceeding as anticipated."

Sales of submersible motors in the North America market were up about
12 percent compared to the first quarter of 2003. Sales increased in both residential and agricultural end markets. Unit sales of the SubDrive(tm) family of electronic drive systems for water wells increased 282% from the same period for 2003 as the product line has been extended and demand continues to grow. The construction of the second phase of our new 150,000 sq. ft. Linares, Mexico motor manufacturing plant is complete and equipment is being put in place for the scheduled eighteen month ramp up of production to begin in the middle of this year.

Submersible motor sales outside North America were up about 5 percent (when comparing both quarters at the current year exchange rate). Sales were up in all significant end markets: Europa (Europe, the Middle East and North Africa), South Africa and Asia/Pacific. Expansion of our 80,000 sq. ft. manufacturing plant in Brno, Czech Republic, continued on schedule during the first quarter of 2004.

Fueling system product sales increased significantly compared to the first quarter of 2003 driven, in particular, by demand for submersible turbine pump and motor systems. Incon electronic monitoring sales contributed as well, up 84% compared to the same quarter last year. Our new 90,000 sq. ft. manufacturing and distribution facility in Madison, Wisconsin is under roof and the planned move of EBW, Advanced Polymer Technologies and FE Petro, to be completed in the next six months, is on schedule.

First quarter sales of industrial motor products increased modestly. During the quarter, the Company invested in sales training and promotion related to its new HydroDuty(tm) (patents pending) product line. These products have been well received and are currently being tested by many major food processors across the country. The Company will expand the HydroDuty(tm) product line offering this year.

Franklin Electric, a technical leader in electric motors, drives and controls, is the world's largest manufacturer of submersible water and fueling systems motors, a manufacturer of underground fueling systems hardware and flexible piping systems and a leader in engineered industrial motor products.

                               ########

"SAFE HARBOR" STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. Any forward looking statements contained herein involve risks and uncertainties, including but not limited to, general economic and currency conditions, various conditions specific to the Company's business and industry, market demand, competitive factors, supply constraints, technology factors, government and regulatory actions, the Company's accounting policies, future trends, and other risks which are detailed in the Company's Securities and Exchange Commission filings. These risks and uncertainties may cause actual results to differ materially from those indicated by the forward-looking statements.

                      FRANKLIN ELECTRIC CO., INC.
             CONDENSED CONSOLIDATED STATEMENTS OF INCOME


(In thousands, except per share amounts)

                                                 First Quarter Ended
                                            ----------------------------
                                             April 3,          March 29,
                                               2004               2003
                                            ----------------------------

Net sales                                    $80,207           $69,778

Cost of sales                                 56,587            50,103
                                             -------           -------

Gross profit                                  23,620            19,675

Selling and administrative expenses           14,978            13,877

Restructuring expense                            565               -
                                             -------           -------

Operating income                               8,077             5,798

Interest expense                                (106)             (337)
Other income                                      18               286
Foreign exchange gain / (loss)                   (50)              451
                                             -------           -------

Income before income taxes                     7,939             6,198

Income taxes                                   2,818             2,170
                                             -------           -------
Net income                                   $ 5,121           $ 4,028
                                             =======           =======
Net income per share:
   Basic                                     $  0.47           $  0.37
                                             =======           =======
   Diluted                                   $  0.45           $  0.36
                                             =======           =======
Weighted average shares and equivalent
   shares outstanding:
   Basic                                      10,952            10,764
                                             =======           =======
   Diluted                                    11,415            11,230
                                             =======           =======

                      FRANKLIN ELECTRIC CO., INC.
                 CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)                                April 3,         Jan. 3,
                                                2004             2004
                                             -------------------------

ASSETS:

Cash and equivalents                         $ 12,665         $ 29,962
Receivables                                    33,023           29,194
Inventories                                    66,985           54,653
Other current assets                           14,401           14,232
                                             --------         --------
Total current assets                          127,074          128,041

Property, plant and equipment, net             83,225           83,916
Goodwill and other assets                      72,349           70,014
                                             --------         --------
Total assets                                 $282,648         $281,971
                                             ========         ========


LIABILITIES AND SHAREOWNERS' EQUITY:

Current maturities of long-term
   debt and short-term borrowings            $  1,377         $  1,392
Accounts payable                               15,640           15,958
Accrued liabilities                            27,976           28,051
                                             --------         --------
Total current liabilities                      44,993           45,401

Long-term debt                                 14,538           14,960
Deferred income taxes                           4,354            4,354
Employee benefit plan obligations              18,038           18,697
Other long-term liabilities                     5,619            5,621

Shareowners' equity                           195,106          192,938
                                             --------         --------
Total liabilities and shareowners' equity    $282,648         $281,971
                                             ========         ========

                     FRANKLIN ELECTRIC CO., INC.
                CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)                                    April 3,   March 29,
                                                    2004       2003
                                                  --------------------
Cash flows from operating activities:
   Net income                                    $  5,121    $  4,028
   Adjustments to reconcile net income to net
      cash flows from operating activities:
      Depreciation and amortization                 3,878       3,329
      Loss on disposals of plant and equipment          7         363
      Changes in assets and liabilities:
        Receivables                                (3,988)      1,023
        Inventories                               (12,987)    (13,620)
        Accounts payable and other
          accrued expenses                          1,089      (3,962)
        Employee benefit plans                     (4,264)     (3,666)
        Other, net                                   (146)         16
                                                 --------    --------
Net cash flows from operating activities          (11,290)    (12,489)
                                                 --------    --------
Cash flows from investing activities:
  Additions to plant and equipment                 (3,956)     (1,988)
  Proceeds from sale of plant and equipment           -           214
  Additions to deferred assets                         (1)       (250)
                                                 --------    --------
Net cash flows from investing activities           (3,957)     (2,024)
                                                 --------    --------
Cash flows from financing activities:
  Borrowing on long-term debt                         -         5,466
  Repayment of long-term debt                        (347)       (109)
  Borrowing on line of credit and
    short-term borrowings                             -         3,000
  Repayment of line of credit and
    short-term borrowings                             -            (6)
  Proceeds from issuance of common stock            2,187         377
  Purchases of common stock                        (2,208)     (8,394)
  Reduction of loan to ESOP Trust                     232         233
  Dividends paid                                   (1,538)     (1,396)
                                                 --------    --------
Net cash flows from financing activities           (1,674)       (829)
                                                 --------    --------
Effect of exchange rate changes on cash              (376)        361
                                                 --------    --------
Net change in cash and equivalents                (17,297)    (14,981)
Cash and equivalents at beginning of period        29,962      20,133
                                                 --------    --------
Cash and equivalents at end of period            $ 12,665    $  5,152
                                                 ========    ========